Exhibit 3.129

State of Missouri Robin Carnahan, Secretary of State Corporations Division P.O. Box 778 / 600 W. Main Street, Rm 322 Jefferson City, MO 65102	File Number: LC0884732 Date Filed: 03/31/2008 Robin Carnahan Secretary of State
Articles of Organization
(Submit with filing fee of $105)

1.	The name of the limited liability company is:

Walsham Lake, LLC

(Must include “Limited Liability Company,” “Limited Company,” “LC,” “L.C.,” “L.L.C.,” or “LLC”)

2.	The purpose(s) for which the limited liability company is organized: The transaction of any or all lawful business for which a limited liability company may be organized under sections 347.010 to 347.187 of the Missouri Limited Liability Company Act.

3.	The name and address of the limited liability company’s registered agent in Missouri is:

National Registered Agents, Inc. 300 B East High Street Jefferson City, MO 65101

Name Street Address: May not use P.O. Box unless street address also provided City/State/Zip

4.	The management of the limited liability company is vested in: ☑ managers ☐ members (check one)

5.	The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual: Perpetual

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.	The name(s) and street address(es) of each organizer (P.O. Box may only be used in addition to a physical street address):

David L. Womer, 4105 Fabulous Finches Ave., North Las Vegas, NV 89084

7.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:

(Date may not be more than 90 days after the filing date in this office)
In Affirmation thereof, the facts stated above are true and correct:
(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ David L. Womer	David L. Womer	03/27/08

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Name and address to return filed document:

Name: __________________________________________
Address: _________________________________________
City, State, and Zip Code: ______________________________________